CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Covol Technologies, Inc. on Form S-3 (File No. 333-67371) of our report dated December 22, 1998, on our audits of the consolidated financial statements of Covol Technologies, Inc. as of September 30, 1998 and 1997, and for the years ended September 30, 1998, 1997, and 1996, which report is included in this Annual Report on Form 10-K.

/PricewaterhouseCoopers LLP/

Salt Lake City, Utah
December 22, 1998